                             Contract of Employment
                                      For
                              Executive Management                  Exhibit 10.7



This contract, made and entered into this 11th day of October, 1995 by and between Production Group International, Inc., hereinafter called "Employer", and Robert Kirkland, hereinafter called "Employee";

                                    Witness:
                                    -------

That Whereas, the Employer desires to provide executive management services pursuant to contracts which the Employer has or will have with current and prospective clients and;

Whereas, the Employer does desire to employ the Employee to provide these services;

Now Therefore; in consideration of the mutual covenants and agreements contained herein, the parties hereby agree as follows:


1.   Position and Term
     -----------------

     a) The Position is that of Senior Vice President, Sales, Production Group International, Inc.

     b) The term of this contract shall begin on November 1 ,1995, and end on August 31, 1997. The contract will be automatically renewed on the anniversary date for an additional period of two years unless the contract has terminated pursuant to the provisions under Paragraph 5. This contract supersedes any and all contracts that may have previously been negotiated between the Employer and Employee, either written oral.

2.   Employee Duties
     ---------------

     a) The duties and responsibilities of the Employee shall be those established by the Employer. The duties shall include but not be limited to the following:

         i) Perform any duties as assigned by Chief Executive Officer or his designated representative.

         ii)  Provide executive management of the assigned business function.

         iii) Chair or be a member of any company project or focus team as assigned.

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         iv)  Perform duties as CEO's designated representative where required and assigned.

3.   Trade and Business
     ------------------

     a) The Employee hereby acknowledges that during the term of this contract, he will have access to various trade secrets of the Employer.
         Therefore:

         i) The Employee recognizes and acknowledges that such trade secrets and other information, whether written, computer based or oral, defined herein as confidential, including, but not limited to the following, is a valuable, special and unique asset of the Employer's business: financial information, executive briefings or procedures, management discussions, business practices, records, methods, systems, software, lists of clients, and prospective clients, marketing and operational plans, contracts, ideas and policy manuals.

               All such information remains the property of the Employer, and the Employee, except as required in his duties to the Employer, hereby covenants and agrees that he will never, directly and indirectly, during his employment or after termination thereof, use, disseminate, disclose, lecture on, or in any manner publish any confidential information without the Employer's permission given in writing.

         ii) The Employee agrees that all documents, records, manuals, notebooks, software, writings of any kind, containing confidential information relating to the business of the Employer or it's affiliated companies, including copies thereof, then in the Employee's possession, whether prepared by the Employee, Employer or others, shall be the property of the Employer. Upon termination of Employment, the Employee agrees to deliver all of this property to the Employer.

     b) The Employee acknowledges that part of his salary is in return for entering into the following agreement:

         i) The Employee agrees that during his employment and for a period of two (2) years following termination he will not seek to induce, by any method whatsoever, any other employees of the Employer to leave their employment with the Employer.

         ii) The Employee further agrees that he shall not during the term of this agreement, for a period of eighteen (18) months following the termination of this agreement, directly or indirectly, persuade or induce or seek to persuade or induce any of the Clients of the Employer to purchase services in competition with PGI from any

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                other business or person.

          iii) The Employee further agrees not to utilize any list of clients that he had access or knowledge of while employed by the Employer to try and solicit such clients for any other company.

          iv) The Employee further agrees that during the term of this contract and for a period of eighteen (18) months following termination of employment with the Employer that he will not be employed in a role providing services substantially similar to what the Employer provides to any client to which the Employer
                                                  ------
                presently provides its services to or to any client to which the Employee provided services during the term of this agreement or for a period of one (1) year following the termination of this agreement.

          v) The Employee also agrees that for a period of one (1) year following termination of this agreement by the Employee or for cause by the Employer as defined in Section 5, he will not work for, or provide services for any other organization in direct competition with PGI in any geographic area in which PGI or its affiliates has a bona-fide office.


4.   Compensation, Benefits and Expense Reimbursement
     ------------------------------------------------

     a) All wages shall be paid in accordance with the Employer's procedures and are subject to withholdings as required by local, state, and federal law.

     b) Benefits will be provided to the Employee by the Employer in accordance with its current policies and procedures or as may be adopted by the Employer during the term of this agreement.

     c) In addition to the standard benefits package, the Employee is to be provided specific compensation and benefits listed in Addendums A & B.

     d) The Employee shall receive expense reimbursement outlined in the policy and procedures manual unless modified as set forth in Addendum A.


5.   Termination
     -----------

     a) Either party may terminate this contract upon giving of sixty (60) day's written notice to the other party.

     b) In the event this sixty day's notice is given by the Employer and no other provisions of this agreement are violated, the Employee shall be entitled to, as severance, a continuation of the base salary as specified in this contract for three months from the date notice is given as well as any

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         bonus fully earned not yet paid.

     c) In the event this sixty day's notice is given by the Employee and no other provisions of this agreement are violated, the Employer shall have the option of immediately terminating this agreement without further compensation or accepting the notice period and continuing employment. If the Employer accepts the notice period then the Employee shall be entitled to all salary and benefits as specified in this contract during the notice period or the remaining time of the contract whichever is less.

     d) If either party intends not to exercise the renewal of this contract they are required to provide sixty days (60) days notice to the other party.

     e) In the event that the Employee violates any provision of Section 3 of this contract or any adopted and stated corporate policies or any provisions as may be adopted by the Company for its employees; is convicted of any criminal offense involving moral turpitude; abuses alcohol or drugs to such an extent that it has an adverse impact on the Employee's ability to perform his or her job, then the Employee shall be subject to immediate termination, with all salary and benefits to cease upon termination.


6.   Miscellaneous
     -------------

     a) The Employee shall not have the right to enter into a contract with any third party on behalf of the Employer nor shall the Employee sign any agreement with any other party on behalf of the Employer without the express written consent of the Employer.

     b) In the event any provisions of this contract shall be deemed unenforceable, then all remaining provisions shall remain in full force and effect and the contract shall be construed as if the invalid provisions had been omitted.

     c) In the event that either party fails to take action when the other party does not abide by the terms of this agreement, such failure to act shall not prevent the party from taking action for any future violations of this agreement.

     d) This contract shall be construed in accordance with the laws of the State of Virginia and all parties agree that the State of Virginia Shall be the proper jurisdiction and the County of Arlington shall be the proper venue regarding any dispute relating to this contract.

     e) This contract shall be the sole agreement between the Employer and the Employee, and no representative of the employer other than the CEO has any authority to enter into or amend an employment contract, or to make any agreement contrary to the foregoing.

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     f)  Because this agreement supersedes any and all previous employment contracts, written agreements or discussions between the parties and because this agreement is the sole agreement in effect between them, each party forever releases and covenants not to sue the other for any liability form any cause arising up to the date of execution of this agreement. This knowing and voluntary release and covenants not to sue, mutually given and effective, includes any and all claims under federal, state, and local laws, regulations and common law.

     g) The Employee will notify the Employer of any non-Employer related activities that may conflict with the Employee's job performance.

     h) All written notices to be given pursuant to this contract shall be sent as follows:


                               (1)  To Employer:

                                    Mark N. Sirangelo, CEO
                                    Production Group International, Inc.
                                    2200 Wilson Boulevard, Suite 200
                                    Arlington, VA  22201

                               (2)  To Employee:

                                    Robert Kirkland
                                    13115 Thornhill Drive
                                    St. Louis, MO 63131

7. Signatures

This employment agreement is agreed to by both parties this 11th day of October, 1995.


          /s/Mark N. Sirangelo
          -----------------------------------
          Mark N. Sirangelo
          Chief Executive Officer
          Production Group International, Inc.


          /s/Robert Kirkland
          ------------------------------------
          Robert Kirkland
          Employee

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      Contract for Employment for Executive Management - Robert Kirkland
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                                  Addendum A
                           Compensation and Benefits
                           -------------------------


Position: Senior Vice President, Sales


1.   Base Annual Salary

     Base Salary is set at $125,000 and will increase to $150,000 on September 1, 1996 for the duration of this agreement and is payable semi-monthly. The Employer offers direct deposit services at its expense.

2.   Corporate Project Performance Bonus

     The Employee would be eligible for a project based performance program for timely and thorough completion of assigned projects.

     a) The Employer and Employee will, in a reasonable period after the start of this agreement, mutually agree upon projects that relate to the Employee's position with the Employer. This listing will be attached as Addendum B to this contract.

     b) Each project will have a detailed timeline and a performance standard for completion. The Employee's direct supervisor will be the evaluator for the successful completion of the project. In the event of a disagreement, the Employer's CEO will be the sole and final judge of the performance.

     c) The Bonus available will be $25,000 for the first group of projects and upon completion additional projects of the originally assigned projects, additional projects will be developed and assigned, with additional bonus available.

3.   Equity Participation

     A stock grant of 15,000 shares pursuant to the Employer's Employee stock option/issuance plan will be granted on January 1, 1996, and an additional award of 5,000 shares will be granted at the end of the each year of employment under this agreement and thereafter, provided that both parties have agreed to extend this contract for an additional period.

4.   Expense Reimbursement

     All reasonable expenses such as approved travel, hotel, parking, tolls, etc., incurred by the Executive during the performance of his job will be reimbursed. During the twelve months after employment or until the Employee relocates to Washington, the Employer will reimburse Employee for temporary living and

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     travel expenses to a maximum of $20,000, payable upon submission of expense receipts. Further, should the Employer require a permanent relocation of the Employee, Employer will reimburse Employee for the costs of a moving service to move personal belongings.


5.   Insurance and Health

     In addition to the Employer's standard health care plan the following will be provided and is agreed by the Employer and Employee:

     a) The Employer may apply for Key Executive Life Insurance on the Employee in the amount of up to $1,000,000, to be paid for at its expense. If the Employer applies for such a policy the Employee will agree to support these applications and any medical or informational requirements reasonably requested by the potential insurance companies.

     b) The Employer will also request on the behalf of the Employee additional levels of insurance under these policies to be paid for by the Employee, at the Employee's request.

     c) The Employee will agree to participate in a full annual physical, which results will be shared with the Employer and which will be paid in full by the Employer.

6.   Other

     a)  The start date of employment will be November 1, 1995


Agreed this 11th day of October, 1995:


     /s/Mark N. Sirangelo
     -----------------------------------------
          Mark N. Sirangelo
          Chief Executive Officer
          Production Group International, Inc.


     /s/Robert Kirkland
     ------------------------------------------
          Robert Kirkland
          Employee

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                                  Addendum B

                           Compensation and Benefits
                           -------------------------


This addendum to the employment contract, made and entered into this 11th day of October, 1995 by and between Production Group International, inc., hereinafter called "Employer," and Robert Kirkland, hereinafter called "Employee" adopts the following changes, deletions and additions. All other terms of the above contract remain in effect.


        Position:  President, PGI Event Company

        1.  Base Salary

               Effective February 1, 1996 base salary will increase to $150,000 per annum for the duration of the agreement.

        2.  Corporate Project Performance Bonus

               This section will be deleted for the remainder of the term. No bonus was earned to the point of this addendum.

        3.  Equity Participation

               A stock grant of 20,000 shares pursuant to the Employer's restricted stock plan will be granted and 5,000 each annual contract anniversary date thereafter. Additional awards for performance will remain available.


               /s/ Mark N. Sirangelo
              -----------------------
               Mark N. Sirangelo
               Chief Executive Officer
               Production Group International, Inc.


               /s/ Robert C. Kirkland
              -----------------------
               Robert Kirkland


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